UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2020

TEXAS CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive offices)
75201
(Zip Code)
Registrant's telephone number, including area code: (214) 932-6600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCBI	Nasdaq Stock Market
6.50% Non-Cumulative Perpetual Preferred Stock Series A, par value $0.01 per share	TCBIP	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 26, 2020, Texas Capital Bancshares, Inc. (the “Company”) announced that, effective May 25, 2020, the Board of Directors of the Company (the “Board”) has appointed Larry L. Helm as Executive Chairman of the Board and Chief Executive Officer and President of the Company, and has appointed James H. Browning as Lead Director of the Board. The Company also announced that, effective May 25, 2020, C. Keith Cargill has ceased serving as a director of the Board and President and Chief Executive Officer of the Company and will become Vice Chairman of the Company until January 1, 2021 (such period, the “Transition Period”). The Board of Directors (the “Bank Board”) of Texas Capital Bank, N.A. (the “Bank”), a wholly-owned subsidiary of the Company, has approved corresponding changes to the leadership of the Bank and the Bank Board.

Biographical Information

Mr. Helm, age 72, has served as a director since January 2006 and was elected Chairman of the Board in May 2012. He currently serves as a Senior Advisor for Accelerate Resources, LLC, a company engaged in the acquisition of non-operated oil and natural gas properties and mineral interests located in the Permian Basin and other areas, a position he has held since August 2017. Prior to joining Accelerate Resources, he served as the Executive Vice President of Corporate Affairs at Halcón Resources from January 2013 to March 2016. Before Halcón Resources, he served as Executive Vice President, Finance and Administration, for Petrohawk Energy Corporation from June 2004 until its sale to BHP Billiton in July 2011. He served as Vice President-Transition with BHP Billiton prior to joining Halcón Resources in 2012. Prior to joining Petrohawk, Mr. Helm spent 14 years with Bank One, most notably as Chairman and Chief Executive Officer of Bank One Dallas and head of U.S. Middle Market Banking.

Mr. Browning, age 71, has served as a director since October 2009. He retired in 2009 as a partner at KPMG LLP, an international accounting firm, in Houston where he served companies in the energy, construction, manufacturing, distribution and commercial industries. He began his career at KPMG in 1971, becoming a partner in 1980. He most recently served as KPMG’s Southwest Area Professional Practice Partner, and also served as an SEC Reviewing Partner and as Partner in Charge of the New Orleans audit practice. He currently serves as Chairman of the Board and member of the Audit Committee of RigNet Inc., a global technology company providing customized communications services, applications, real-time machine learning and cybersecurity solutions to enhance customer decision-making and business performance. He also currently serves as a director of Herc Holdings, Inc., a New York Stock Exchange listed full-service equipment rental company, where he chairs the Audit Committee and is a member of the Finance Committee.

Mr. Cargill, age 67, has served as President and Chief Executive Officer of the Company and as a member of the Board since January 1, 2014. He has served as Chief Executive Officer of the Bank since June 2013, after becoming President of the Bank in October 2008. He served as Chief Lending Officer of the Bank since its inception in December 1998 through July 2013. Mr. Cargill has more than 25 years of banking experience in the North Texas area.

Offer Letter for Mr. Helm

On May 25, 2020, the Company delivered an offer letter to Mr. Helm (the “Offer Letter”), establishing his compensation as Executive Chairman of the Board and the Bank Board and Chief Executive Officer and President of the Company and the Bank. Under the Offer Letter, Mr. Helm’s compensation will consist of an annual salary of $1,000,000. Mr. Helm has declined to participate in any of the Company’s annual incentive plans and has agreed not to receive an annual bonus target, but the Board may consider awarding Mr. Helm a cash incentive or incentives from time to time based on his performance and such other factors as determined by the Board in its discretion. Mr. Helm has also declined to participate in equity-based incentives that the Company may grant to its other senior executives, but he will continue to receive equity grants consistent with those of the

Company’s non-employee directors. During his term as Chief Executive Officer and President, Mr. Helm will be eligible to participate in all benefit plans and perquisite programs that the Company provides to other executive officers. Mr. Helm has also declined to accept severance in connection with his contemplated transition to Chairman of the Board and the Bank Board at the time the Company appoints a successor Chief Executive Officer.

Transition Letter Agreement with Mr. Cargill

On May 25, 2020, the Company entered into a transition letter agreement with Mr. Cargill (the “Transition Agreement”), establishing his compensation as Vice Chairman of the Company. Under the Transition Agreement, during the Transition Period, Mr. Cargill’s compensation as Vice Chairman will include continuation of his current rate of annual base salary, a bonus of $589,375 in connection with his commencement as Vice Chairman (the “Commencement Bonus”), eligibility for an annual incentive bonus for fiscal year 2020 (of at least $1,000,000, reduced by the amount of the Commencement Bonus), and a 2020 long-term incentive award in the form of restricted stock units with a grant date value of $2,300,000 (the “2020 Equity Award”).

The Transition Agreement provides that, in lieu of the severance benefits that Mr. Cargill would otherwise be entitled to receive under his current employment agreement with the Company, upon his separation from the Company following the end of the Transition Period (or in the event the Company terminates Mr. Cargill’s employment without cause prior to the end of the Transition Period), Mr. Cargill will be entitled to the following benefits: (1) continued eligibility for the 2020 annual incentive bonus described above and base salary through the Transition Period, (2) cash severance payments equal to 1.5 times the sum of his base salary and average bonus, and (3) continued vesting of his outstanding Company equity or equity-based awards (including the 2020 Equity Award) in accordance with their terms (including any applicable performance conditions).

The Transition Agreement further provides that Mr. Cargill will continue to be subject to the restrictive covenants set forth in his current employment agreement, except that he will be subject to non-competition and non-solicitation restrictive covenants for a period of eighteen months, instead of one year, following termination of employment with the Company.

The foregoing summary is qualified in its entirety by reference to the Transition Agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K and which is incorporated by reference into this Item 5.02.

Item 8.01.	Other Events.
On May 26, 2020, the Company issued a press release announcing executive leadership change, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Transition Letter Agreement, dated as of May 25, 2020, between Texas Capital Bancshares, Inc. and C. Keith Cargill

99.1	Press Release Announcing executive leadership change, dated May 26, 2020, issued by Texas Capital Bancshares, Inc.

Forward Looking Statements

This communication may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Texas Capital Bancshares, Inc. (“TCBI”). These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “projects,” “intend” and similar expressions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the COVID-19 pandemic, expectations regarding rates of default and loan losses, volatility in the mortgage industry, our business strategies, and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, TCBI disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 26, 2020	TEXAS CAPITAL BANCSHARES, INC.

		By:	/s/ Julie Anderson
Julie Anderson Chief Financial Officer